SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT FORM

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2005

NewMil Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16455	06-1186389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 Main Street, P.O. Box 600, New Milford, CT	06776
(Address of principal executive offices)	(Zip code)

(860) 355-7600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 1.01	Entry into a Material Definitive Agreement

The Company announced an amendment of Employment Agreement with Francis J. Wiatr, Chairman, Chief Executive Officer and President of NewMil Bancorp, Inc. The amendment is dated February 23, 2005 and provides for corrections of certain technical errors in the original agreement, and for continuation of benefits for Mr. Wiatr and his family in certain events, including a change of control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

NEWMIL BANCORP, INC.
Registrant

February 24, 2005
/s/ B. Ian McMahon
B. Ian McMahon
Its: Executive Vice President